Exhibit 99.1
News Release
Investor Contact: Erik Aldag, (212) 878-1831
For Immediate Release November 4, 2021	Media Contact: Michael Landau, (212) 878-1840

Minerals Technologies Reports Third Quarter 2021 Earnings of $1.22 Per Share, or $1.30 Per Share Excluding Special Items, a Record Quarter for the Company
----------

Third Quarter Highlights:
•	EPS of $1.30, Excluding Special Items, Up 41% Versus Prior Year
•	Sales of $473 Million, Up 22% Versus Prior Year
•	Continued Strong Cash Flow from Operations, Up 10% Year-to-Date
•	Normerica Inc. (“Normerica”) Integration Progressing Well
•	Acquired Specialty PCC Assets in the Midwest US in November

NEW YORK, November 4, 2021 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported diluted earnings per share, excluding special items, of $1.30 per share for the third quarter ended October 3, 2021, compared with $0.92 in the prior year and $1.29 in the second quarter. Reported diluted earnings per share were $1.22 compared with $0.83 in the prior year and $1.23 in the second quarter.

“MTI had another record quarter of earnings marked by solid execution, strong end market demand, and progress with our strategic growth initiatives,” said Douglas T. Dietrich, Chairman and Chief Executive Officer. “Our teams have performed well to support our customers while we continue to experience tight conditions across transportation, labor, materials, and energy markets.”

Mr. Dietrich added, “We advanced several global growth projects in the quarter, including the integration of Normerica and the acquisition of Specialty PCC assets in the Midwest US. With our more balanced portfolio and the momentum we are generating with our growth initiatives, we have meaningfully changed the growth trajectory of our company heading into 2022.”

Third Quarter 2021

Worldwide net sales were $473.2 million, 22 percent higher than the prior year and 4 percent higher sequentially. The acquisition of Normerica, completed on July 26, 2021, contributed sales of $20.0 million, or 5 percent growth versus the prior year and 4 percent growth sequentially. Organic growth for the company was 17 percent versus the prior year and flat sequentially. Foreign exchange had a favorable impact on sales of approximately $6 million, or 2 percent versus the prior year.

Operating income was $60.6 million, or $63.2 million excluding special items. Operating income excluding special items grew 23 percent versus the prior year and was relatively flat versus the second quarter. Operating margin was 12.8 percent, or 13.4 percent excluding special items.

Cash flow from operations was $163.1 million year-to-date compared with $148.4 million in the prior year, a 10 percent improvement. Capital expenditures were $63.0 million year-to-date versus $45.8 million in the prior year, as the company continued to invest in high-return growth opportunities. The company used a portion of free cash flow to repurchase $63 million of shares year-to-date, and completed the share repurchase authorization from the prior year. The Board of Directors authorized a new $75 million 1-year share repurchase program on October 20, 2021.

Segment Information

Performance Materials segment sales were $250.4 million in the third quarter, 23 percent higher than the prior year and 5 percent higher sequentially.

Household, Personal Care & Specialty Products sales were 30 percent above the prior year. The acquisition of Normerica contributed 21 percent growth versus the prior year and organic sales contributed an additional 9 percent, as demand for this product line’s consumer-oriented portfolio remained strong. Sales were 19 percent higher sequentially, primarily driven by the acquisition.

Metalcasting sales were 10 percent higher than the prior year, driven by stronger demand globally and continued penetration of greensand bond technologies in Asia. Sales were 9 percent lower sequentially as foundry customers took typical seasonal outages, and in some cases, foundry demand was impacted by supply chain challenges.

Environmental Products sales grew 32 percent versus the prior year on improved demand for environmental lining systems, remediation, and wastewater treatment. Building Materials sales grew 18 percent versus the prior year and 3 percent sequentially on higher levels of project activity.

Operating income for the segment was $32.0 million, or $32.6 million excluding special items. Operating margin excluding special items was 13.0 percent of sales. Margin was temporarily impacted by unfavorable product mix, the timing of pricing actions relative to cost increases, as well as the incremental sales from Normerica. The company has stated that the Normerica acquisition will be income accretive beginning in the fourth quarter 2021 as integration activities continue.

The Performance Materials segment provides a wide range of bentonite-based and synthetic materials for industrial and consumer-oriented markets and for non-residential construction, environmental remediation, and infrastructure projects worldwide.

Specialty Minerals segment sales, which consist of the Precipitated Calcium Carbonate (PCC) and Processed Minerals product lines, were $146.9 million in the third quarter, 17 percent higher than the prior year and 3 percent higher sequentially.

PCC sales grew 17 percent versus the prior year and 3 percent sequentially on recovering Paper PCC demand, the continued ramp-up of three new satellite plants, and higher SPCC demand from automotive, construction, and consumer end markets. PCC is used in paper and packaging, automotive and construction sealants, and the food and pharmaceutical industries.

Processed Minerals sales grew 18 percent versus the prior year and 2 percent sequentially on continued strength in residential construction and consumer end markets. Processed Minerals products are used in the building materials, polymers, ceramics, consumer products, paints and coatings, glass, and other manufacturing industries.

Segment operating income was $17.3 million, or $18.4 million excluding special items. Operating margin excluding special items was 12.5 percent of sales and was impacted by the timing of contractual and negotiated price increases relative to cost increases.

Refractories segment sales were $75.9 million in the third quarter, 28 percent higher than the prior year and 2 percent higher sequentially as demand remained strong for Refractory and Metallurgical Products.

Segment operating income was $13.2 million, 81 percent higher than the prior year and 13 percent higher sequentially. Operating margin was strong at 17.4 percent of sales. The Refractories segment provides products and services primarily to the worldwide steel industry.

-----------------
Minerals Technologies will host a conference call tomorrow, November 5, 2021 at 11 a.m. Eastern Time. The conference call will be broadcast live on our website: www.mineralstech.com. To listen to the call, go to the website and click on "Investor Relations," then click on "Quarterly Results & Conference Calls." A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on November 5, 2021.
-----------------

FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include the duration and scope of the COVID-19 pandemic, and government and other third-party responses to it; worldwide general economic, business, and industry conditions, including the effects of the COVID-19 pandemic on the global economy; the cyclicality of our customers’ businesses and their changing demands; the dependence of certain of our product lines on the commercial construction and infrastructure markets, the domestic building and construction markets, and the automotive market; our ability to effectively achieve and implement our growth initiatives, including, but not limited to, the integration of the Normerica’s business into our business and the expected benefits, cost savings, accretion, synergies and growth to result therefrom; our ability to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to renew or extend long term sales contracts for our PCC satellite operations; consolidation in customer industries, principally paper, foundry and steel; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; claims for legal, environmental and tax matters or product stewardship issues; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations; increases in costs of raw materials, energy, or shipping; our ability to compete in very competitive industries; operating risks and capacity limitations affecting our production facilities; seasonality of some of our segments; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2020 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a global resource- and technology-based company that develops, produces and markets a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, foundry, steel, construction, environmental, energy, polymer and consumer products industries. The Company reported sales of $1.6 billion in 2020. For further information, please visit our website at www.mineralstech.com. (MTI-E)

###

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Oct. 3, 2021	Jul. 4, 2021	Sep. 27, 2020	Prior Qtr.	Prior Year	Oct. 3, 2021	Sep. 27, 2020	Prior Year

Net sales	$473.2	$455.6	$388.3	4%	22%	$1,381.4	$1,163.0	19%

Cost of goods sold	359.9	340.2	289.9	6%	24%	1,040.9	868.9	20%

Production margin	113.3	115.4	98.4	(2)%	15%	340.5	294.1	16%

Marketing and administrative expenses	45.5	46.4	42.1	(2)%	8%	139.9	127.3	10%
Research and development expenses	4.6	4.9	4.8	(6)%	(4)%	14.5	15.0	(3)%
Acquisition-related expenses	1.5	0.4	0.0	275%	*	1.9	0.0	*
Litigation expenses	0.0	0.0	1.5	*	*	0.0	10.4	*
Restructuring and other items, net	1.1	0.0	1.5	*	(27)%	1.1	8.0	(86)%

Income from operations	60.6	63.7	48.5	(5)%	25%	183.1	133.4	37%

Interest expense, net	(9.2)	(9.1)	(10.1)	1%	(9)%	(28.2)	(27.5)	3%
Non-cash pension settlement charge	(0.8)	(2.2)	(1.1)	(64)%	(27)%	(3.0)	(5.4)	(44)%
Other non-operating income (deductions), net	(0.1)	(0.1)	(1.5)	*	(93)%	0.3	(1.1)	(127)%
Total non-operating deductions, net	(10.1)	(11.4)	(12.7)	(11)%	(20)%	(30.9)	(34.0)	(9)%

Income before tax and equity in earnings	50.5	52.3	35.8	(3)%	41%	152.2	99.4	53%

Provision for taxes on income	8.9	9.8	7.0	(9)%	27%	27.6	17.6	57%
Equity in earnings of affiliates, net of tax	0.8	0.5	0.5	60%	60%	1.8	2.0	(10)%

Consolidated net income	42.4	43.0	29.3	(1)%	45%	126.4	83.8	51%

Less: Net income attributable to non-controlling interests	1.0	1.1	1.0	(9)%	0%	3.2	2.5	28%

Net Income attributable to Minerals Technologies Inc.	$41.4	$41.9	$28.3	(1)%	46%	$123.2	$81.3	52%

Weighted average number of common shares outstanding:

Basic	33.5	33.7	34.1			33.7	34.2

Diluted	33.8	34.1	34.1			33.9	34.2

Earnings per share attributable to Minerals Technologies Inc.:

Basic	$1.24	$1.24	$0.83	0%	49%	$3.66	$2.38	54%

Diluted	$1.22	$1.23	$0.83	(1)%	47%	$3.63	$2.38	53%

Cash dividends declared per common share	$0.05	$0.05	$0.05			$0.15	$0.15

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)
For comparative purposes, the quarterly periods ended October 3, 2021, July 4, 2021 and September 27, 2020 each consisted of 91 days, respectively. The nine month periods ended October 3, 2021 and September 27, 2020 consisted of 276 days and 271 days, respectively.

2)
On a regular basis, the Company reviews its segments and the approach used by the chief decision maker to assess performance and allocate resources. Accordingly, in Q1 2021, in order to support MTI's key growth initiatives and more closely align complementary technologies, processes and capabilities, the Company reorganized the management structure for its Energy Services and Performance Materials operating segments to better reflect the way performance is evaluated and resources are allocated. As a result, Energy Services was combined into Environmental Products under the Performance Materials operating segment. Presented below are the restated financial results, by product line, for each of the quarters and full year 2020 of this operating segment to conform to the current management structure.

							Full Year Ended
	(millions of dollars)	Quarter Ended
		Mar. 29, 2020	Jun. 28, 2020	Sep. 27, 2020	Dec. 31, 2020		Dec. 31, 2020

	Sales

	Metalcasting	$61.7	$52.8	$66.3	$77.3		$258.1
	Household, Personal Care & Specialty Products	96.2	87.9	93.9	102.2		380.2
	Environmental Products	36.7	37.6	30.2	27.1		131.6
	Building Materials	16.8	13.2	13.5	12.4		55.9
	Performance Materials Segment	$211.4	$191.5	$203.9	$219.0		$825.8

	Operating Income

	Performance Materials Segment	$27.3	$22.4	$28.2	$30.9		$108.8
	% of Sales	12.9%	11.7%	13.8%	14.1%		13.2%

3)
In September 2021, PCA Corporation discontinued the use of PCC at their mill in Jackson, Alabama. As a result, the Company recorded a non-cash impairment of assets charge of $0.7 million and $0.4 million in severance related and other closures costs for its Paper PCC satellite facility at this mill.

In August 2020, Domtar Corporation announced that they will permanently shut down their previously idled paper machine at their mill in Ashdown, Arkansas. As a result, the Company recorded a non-cash impairment of assets charge of $1.1 million in the third quarter for its Paper PCC satellite facility at this mill. The Company also recorded lease termination costs at one of the closed mills.

In June 2020, Verso Papers announced that they would be idling two of their paper mills indefinitely. As a result, the Company recorded a non-cash impairment of assets charge of $6.0 million and $0.3 million in severance related costs for its Paper PCC satellite facilities at these mills.

	(millions of dollars)

		Quarter Ended				Nine Months Ended
		Oct. 3, 2021	Jul. 4, 2021	Sep. 27, 2020		Oct. 3, 2021		Sep. 27, 2020

	Asset Write-Downs
	Specialty Minerals	$0.7	$0.0	$1.1		$0.7		$7.1
	Total asset write-downs	$0.7	$0.0	$1.1		$0.7		$7.1

	Restructuring and other items, net
	Severance related costs	$0.2	$0.0	$0.0		$0.2		$0.3
	Other costs	0.2	0.0	0.4		0.2		0.6
		$0.4	$0.0	$0.4		$0.4		$0.9

	Total restructuring and other items, net	$1.1	$0.0	$1.5		$1.1		$8.0

4)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended October 3, 2021, July 4, 2021 and September 27, 2020, and the nine month periods ended October 3, 2021 and September 27, 2020 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended				Nine Months Ended
		Oct. 3, 2021	Jul. 4, 2021	Sep. 27, 2020		Oct. 3, 2021		Sep. 27, 2020

	Net Income attributable to Minerals Technologies Inc.	$41.4	$41.9	$28.3		$123.2		$81.3
	% of sales	8.7%	9.2%	7.3%		8.9%		7.0%

	Special items:
	Restructuring and other items, net	1.1	0.0	1.5		1.1		8.0
	Litigation expenses	0.0	0.0	1.5		0.0		10.4
	Acquisition-related expenses	1.5	0.4	0.0		1.9		0.0
	Non-cash pension settlement charge	0.8	2.2	1.1		3.0		5.4
	Related tax effects on special items	(0.8)	(0.6)	(0.9)		(1.4)		(5.6)

	Net Income attributable to Minerals Technologies Inc., excluding special items	$44.0	$43.9	$31.5		$127.8		$99.5
	% of sales	9.3%	9.6%	8.1%		9.3%		8.6%

	Diluted earnings per share, excluding special items	$1.30	$1.29	$0.92		$3.77		$2.91

Included in litigation expense for the three-month and nine month periods ended September 27, 2020 are costs of $1.5 million and $9.5 million, respectively, relating to an arbitration award associated with the bankruptcy of Novinda Corp.

5)
Free cash flow is defined as cash flow from continuing operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended October 3, 2021, July 4, 2021 and September 27, 2020 and the nine month periods ended October 3, 2021 and September 27, 2020 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended				Nine Months Ended
	(millions of dollars)	Oct. 3, 2021	Jul. 4, 2021	Sep. 27, 2020		Oct. 3, 2021		Sep. 27, 2020

	Cash flow from continuing operations	$45.1	$67.1	$54.3		$163.1		$148.4
	Capital expenditures	23.1	22.2	14.2		63.0		45.8
	Free cash flow	$22.0	$44.9	$40.1		$100.1		$102.6

	Depreciation, Depletion and Amortization Expense	$24.0	$23.2	$23.9		$71.3		$70.2

6)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended October 3, 2021, July 4, 2021 and September 27, 2020 and the nine month periods ended October 3, 2021 and September 27, 2020 and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended				Nine Months Ended
	(millions of dollars)	Oct. 3, 2021	Jul. 4, 2021	Sep. 27, 2020		Oct. 3, 2021		Sep. 27, 2020

	Net Income attributable to Minerals Technologies Inc.	$41.4	$41.9	$28.3		$123.2		$81.3
	Add back:
	Depreciation, depletion and amortization	24.0	23.2	23.9		71.3		70.2
	Interest expense, net	9.2	9.1	10.1		28.2		27.5
	Equity in earnings of affiliates, net of tax	(0.8)	(0.5)	(0.5)		(1.8)		(2.0)
	Net income attributable to non-controlling interests	1.0	1.1	1.0		3.2		2.5
	Provision for taxes on income	8.9	9.8	7.0		27.6		17.6
	EBITDA	83.7	84.6	69.8		251.7		197.1
	Add special items:
	Litigation expenses	0.0	0.0	1.5		0.0		10.4
	Acquisition-related expenses	1.5	0.4	0.0		1.9		0.0
	Restructuring and other items, net	1.1	0.0	1.5		1.1		8.0
	Non-cash pension settlement charge	0.8	2.2	1.1		3.0		5.4
	Adjusted EBITDA	$87.1	$87.2	$73.9		$257.7		$220.9
	% of sales	18.4%	19.1%	19.0%		18.7%		19.0%

7)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended				Nine Months Ended
		Oct. 3, 2021	Jul. 4, 2021	Sep. 27, 2020		Oct. 3, 2021		Sep. 27, 2020

	Interest income	$0.8	$0.9	$0.5		$2.3		$1.2
	Interest expense	(10.0)	(10.0)	(10.6)		(30.5)		(28.7)
	Non-cash pension settlement charge	(0.8)	(2.2)	(1.1)		(3.0)		(5.4)
	Foreign exchange gains	1.1	1.1	0.9		3.9		3.5
	Other deductions	(1.2)	(1.2)	(2.4)		(3.6)		(4.6)
	Non-operating deductions, net	$(10.1)	$(11.4)	$(12.7)		$(30.9)		$(34.0)

Included in non-operating deductions for the three-month periods ended October 3, 2021, July 4, 2021 and September 27, 2020 are non-cash pension settlement charges of $0.8 million, $2.2 million and $1.1 million, respectively, associated with some of our pension plans in the U.S. Included in non-operating deductions for the nine month periods ended October 3, 2021 and September 27, 2020 are non-cash pension settlement charges of $3.0 million and $5.4 million, respectively, associated with some of our pension plans in the U.S.

8)
The analyst conference call to discuss operating results for the third quarter is scheduled for Friday, November 5, 2021 at 11:00 am E.T. and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Nine Months Ended				% Growth
SALES DATA	Oct. 3,	% of	Jul. 4,	% of	Sep. 27,	% of			Oct. 3,	% of	Sep. 27,	% of
	2021	Total Sales	2021	Total Sales	2020	Total Sales	Prior Qtr	Prior Year	2021	Total Sales	2020	Total Sales	Prior Year

United States	$245.5	52%	$239.9	53%	$199.9	51%	2%	23%	$712.9	52%	$607.5	52%	17%
International	227.7	48%	215.7	47%	188.4	49%	6%	21%	668.5	48%	555.5	48%	20%
Net Sales	$473.2	100%	$455.6	100%	$388.3	100%	4%	22%	$1,381.4	100%	$1,163.0	100%	19%

Household, Personal Care & Specialty Products	$121.8	26%	$102.6	23%	$93.9	24%	19%	30%	$333.9	24%	$278.0	24%	20%
Metalcasting	72.9	15%	80.5	18%	66.3	17%	(9)%	10%	235.0	17%	180.8	16%	30%
Environmental Products	39.8	8%	39.9	9%	30.2	8%	(0)%	32%	105.8	8%	104.5	9%	1%
Building Materials	15.9	3%	15.4	3%	13.5	3%	3%	18%	45.0	3%	43.5	4%	3%
Performance Materials Segment	$250.4	53%	$238.4	52%	$203.9	53%	5%	23%	$719.7	52%	$606.8	52%	19%

Paper PCC	$89.5	19%	$85.8	19%	$74.5	19%	4%	20%	$264.9	19%	$225.1	19%	18%
Specialty PCC	18.2	4%	18.5	4%	17.3	4%	(2)%	5%	57.1	4%	49.7	4%	15%
PCC Products	$107.7	23%	$104.3	23%	$91.8	24%	3%	17%	$322.0	23%	$274.8	24%	17%

Ground Calcium Carbonate	$25.0	5%	$25.5	6%	$23.2	6%	(2)%	8%	$74.5	5%	66.4	6%	12%
Talc	14.2	3%	12.9	3%	10.1	3%	10%	41%	40.9	3%	30.8	3%	33%
Processed Minerals Products	$39.2	8%	$38.4	8%	$33.3	9%	2%	18%	$115.4	8%	$97.2	8%	19%

Specialty Minerals Segment	$146.9	31%	$142.7	31%	$125.1	32%	3%	17%	$437.4	32%	$372.0	32%	18%

Refractory Products	$58.3	12%	$58.0	13%	$48.8	13%	1%	19%	$175.1	13%	$151.7	13%	15%
Metallurgical Products	17.6	4%	16.5	4%	10.5	3%	7%	68%	49.2	4%	32.5	3%	51%
Refractories Segment	$75.9	16%	$74.5	16%	$59.3	15%	2%	28%	$224.3	16%	$184.2	16%	22%

Net Sales	$473.2	100%	$455.6	100%	$388.3	100%	4%	22%	$1,381.4	100%	$1,163.0	100%	19%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Oct. 3, 2021	Jul. 4, 2021	Sep. 27, 2020	Prior Qtr	Prior Year	Oct. 3, 2021	Sep. 27, 2020	Prior Year
SEGMENT OPERATING INCOME DATA

Performance Materials Segment	$32.0	$34.7	$28.2	(8)%	13%	$96.5	$77.9	24%
% of Sales	12.8%	14.6%	13.8%			13.4%	12.8%
Specialty Minerals Segment	$17.3	$20.0	$16.6	(14)%	4%	$58.4	$45.9	27%
% of Sales	11.8%	14.0%	13.3%			13.4%	12.3%
Refractories Segment	$13.2	$11.7	$7.3	13%	81%	$36.9	$24.4	51%
% of Sales	17.4%	15.7%	12.3%			16.5%	13.2%
Unallocated and other Corporate Expenses	$(1.9)	$(2.7)	$(3.6)	(30)%	(47)%	$(8.7)	$(14.8)	(41)%

Consolidated	$60.6	$63.7	$48.5	(5)%	25%	$183.1	$133.4	37%
% of Sales	12.8%	14.0%	12.5%			13.3%	11.5%

SPECIAL ITEMS

Performance Materials Segment	$0.6	$0.0	$0.0	*	*	$0.6	$0.0	*

Specialty Minerals Segment	$1.1	$0.0	$1.4	*	*	$1.1	$7.7	*

Refractories Segment	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Unallocated and Other Corporate Expenses	$0.9	$0.4	$1.6	*	*	$1.3	$10.7	*

Consolidated	$2.6	$0.4	$3.0	*	*	$3.0	$18.4	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items for the quarterly periods ended October 3, 2021, July 4, 2021 and September 27, 2020, and the nine month periods ended October 3, 2021 and September 27, 2020 constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Nine Months Ended		% Growth
SEGMENT OPERATING INCOME,	Oct. 3, 2021	Jul. 4, 2021	Sep. 27, 2020	Prior Qtr	Prior Year	Oct. 3, 2021	Sep. 27, 2020	Prior Year
EXCLUDING SPECIAL ITEMS

Performance Materials Segment	$32.6	$34.7	$28.2	(6)%	16%	$97.1	$77.9	25%
% of Sales	13.0%	14.6%	13.8%			13.5%	12.8%
Specialty Minerals Segment	$18.4	$20.0	$18.0	(8)%	2%	$59.5	$53.6	11%
% of Sales	12.5%	14.0%	14.4%			13.6%	14.4%
Refractories Segment	$13.2	$11.7	$7.3	13%	81%	$36.9	$24.4	51%
% of Sales	17.4%	15.7%	12.3%			16.5%	13.2%

Unallocated Corporate Expenses	$(1.0)	$(2.3)	$(2.0)	(57)%	(50)%	$(7.4)	$(4.1)	80%

Consolidated	$63.2	$64.1	$51.5	(1)%	23%	$186.1	$151.8	23%
% of Sales	13.4%	14.1%	13.3%			13.5%	13.1%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	October 3, 2021	*	December 31, 2020	**

Current assets:
Cash & cash equivalents	$309.9		$367.7
Short-term investments	1.4		4.1
Accounts receivable, net	383.4		369.0
Inventories	282.1		248.2
Prepaid expenses and other current assets	53.0		44.6
Total current assets	1,029.8		1,033.6

Property, plant and equipment	2,293.3		2,276.9
Less accumulated depreciation	1,240.9		1,237.3
Net property, plant & equipment	1,052.4		1,039.6

Goodwill	909.8		808.5
Intangible assets	254.0		195.8
Other assets and deferred charges	138.3		131.9

Total assets	$3,384.3		$3,209.4

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$100.5		$0.0
Current maturities of long-term debt	0.8		1.0
Accounts payable	185.5		148.3
Other current liabilities	136.5		146.5
Total current liabilities	423.3		295.8

Long-term debt	935.3		933.2
Deferred income taxes	169.7		163.7
Other non-current liabilities	310.4		318.0
Total liabilities	1,838.7		1,710.7

Total MTI shareholders' equity	1,506.3		1,460.8
Non-controlling Interests	39.3		37.9
Total shareholders' equity	1,545.6		1,498.7

Total liabilities and shareholders' equity	$3,384.3		$3,209.4

* Unaudited
** Condensed from audited financial statements.